Exhibit 10.9

LOAN SALE AGREEMENT

(Northridge Center I & II)

Dated and Effective as of December 7, 2010

by and between

Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial

Mortgage Pass-Through Certificates, Series 2005-C3

SELLER

and

KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company

BUYER

-i-

-ii-

-iii-

LOAN SALE AGREEMENT

THIS LOAN SALE AGREEMENT (“Agreement”), is made and entered into as of December 7, 2010, by and between Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3 (“Seller”) and KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company, or its designee (“Buyer”).

RECITALS

A. Seller is the holder of and wishes to sell the Loan (as defined in Article 1 below) on the terms and subject to the conditions set forth herein.

B. Buyer, a sophisticated and experienced purchaser of commercial real estate and loans secured by real property, wishes to purchase the Loan, all on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated:

Section 1.1    “Agreement” means this Loan Sale Agreement, including all Exhibits and Schedules attached hereto.

Section 1.2    “Assigned Rights and Obligations” means Seller’s right, title and interest in, to and under the Loan and the Loan Documents, including, without limitation, all of Seller’s rights to principal, interest, fees, costs and expenses payable thereunder after the Closing Date and all of Seller’s other rights and claims thereunder (including all rights in any receivership estate which exists in connection with the Loan Documents).

Section 1.3    “Assignment and Assumption of Assigned Rights and Obligations” means the document to be delivered on the Closing Date by Buyer and Seller, the form of which is attached hereto as Exhibit B, whereby Seller assigns to Buyer or Buyer’s designee, and Buyer or Buyer’s designee accepts and assumes from Seller, the Assigned Rights and Obligations.

Section 1.4    “Business Day” means any day on which Seller is open for business other than a Saturday, a Sunday or a Maryland state or Federal holiday.

Section 1.5    “Closing” means the occurrence of all acts required by this Agreement to assign and transfer the Assigned Rights and Obligations from Seller to Buyer and for Buyer to accept and assume the Assigned Rights and Obligations from Seller.

Section 1.6    “Closing Date” means the date five (5) Business Days from the Effective Date of this Agreement, or such other date upon which Buyer and Seller may mutually agree.

Section 1.7    “Closing Documents” means all documents described herein that are required to be delivered at the Closing by Seller or Buyer.

Section 1.8    “Collateral” means the real and personal property, guaranty, pledge and/or other property securing the Loan Note as described in the Loan Documents.

Section 1.9    “Collateral Document” means the deed of trust or mortgage, security agreement, UCC financing statements, guaranty, letter of credit, pledge, loan agreement and/or other instruments creating a security interest in, and/or a lien or encumbrance upon any of the Collateral, as set forth and listed in Exhibit A.

Section 1.10    “Deleted Documents” means certain agreements and other documentation that pertain to all or a portion of the Loan Documents (including, without limitation, certain attorney/client correspondence, confidential or privileged information, valuations and opinions regarding the Loan or the Property, internal analyses and memoranda, regulatory reports and internal assessments of valuation of the Loan, the Loan Documents or the Collateral) that have been deemed legally privileged or otherwise inappropriate to include with the Loan Documents.

Section 1.11    “Deposit” means the amount equal to ten percent (10%) of the Purchase Price in cash to be deposited into Escrow by Buyer by wire transfer as required by Section 2.4. If Buyer provided Escrow Holder with an executed for W-9, then Escrow Holder shall invest the Deposit in an interest-bearing account reasonably acceptable to Seller and Buyer, and the Deposit shall include all interest which accrues thereon following the deposit thereof into Escrow. The Deposit shall be deposited into Escrow as provided in Section 2.4 of this Agreement.

Section 1.12    “Effective Date” means the date upon which this Agreement has been signed and delivered by both Seller and Buyer.

Section 1.13    “Escrow” means the escrow to be opened with Escrow Holder in connection with this Agreement and the transactions contemplated hereunder.

Section 1.14    “Escrow Holder” means First American Title Insurance Company, whose address for this transaction is as follows: 1825 Eye Street, N.W., Suite 302, Washington, D.C. 20006, Attention: Richard Whelton.

Section 1.15    “Foreclosure Action” means the exercise by Seller pursuant to the rights granted under the Loan Documents to foreclose on the mortgage or deed of trust securing the Loan Note, whether by institution of an action for foreclosure, exercise of a power of sale or otherwise.

Section 1.16    “Loan” means (a) the obligation evidenced by the Loan Note, the Loan Documents and/or any amendment thereto and (b) all rights, powers, liens or security interests of Seller in or under any Collateral Document.

Section 1.17    “Loan Documents” means the agreements, certificates, legal opinions or other documents related to, or evidencing, the Loan, as obtained at the time of its origination and any subsequent modification, including, but not limited to, the Loan Note, the security agreement, loan agreement, guarantees, insurance certificates, borrower estoppel certification and subordination agreements for leases, financial statements and operating statements, credit reports, lender’s title insurance policy, engineering report, soils report, environmental audit report and architect’s certificate as applicable to the Loan, other than the Deleted Documents, as set forth and listed in Exhibit A.

Section 1.18    “Loan Note” means the Fixed Rate Note dated January 27, 2005, evidencing the indebtedness of FOR 1031 Northridge LLC, an Idaho limited liability company, under the Loan described on Exhibit A hereto.

Section 1.19    “Master Servicer” shall mean Wells Fargo Bank, N.A, successor by merger to Wachovia Bank, N.A.

Section 1.20    “Obligor” means each of Kawata-Northridge, LLC, Scott-Northridge, LLC, L. Albers-Northridge, LLC, J. Albers-Northridge, LLC, James-Northridge, LLC, Ferro-Northridge, LLC, L. Curtis-Northridge, LLC, J. Curtis-Northridge, LLC, Thieltges Farmes-Northridge, LLC, J. Lloyd Trust-Northridge, LLC, Fechter-Northridge, LLC, Sun N’ Waves-Northridge, LLC, Stokley Trust-Northridge, LLC, J. Marchi-Northridge, LLC, G. Marchi-Northridge, LLC, Fasqualle-Northridge, LLC, Cohen-Northridge, LLC, Vellozzi Trust-Northridge, LLC, Feng/Yang-Northridge, LLC, Crisologo Trust-Northridge, LLC, Graves-Northridge, LLC, Dayspring Land-Northridge, LLC, Nash-Northridge, LLC, O’Kane Filarca-Northridge, LLC, each a Delaware limited liability company and FOR 1031 Northridge, LLC, an Idaho limited liability company.

Section 1.21    “Purchase Price” means the sum of Seven Million One Hundred Thousand and No/100 Dollars ($7,100,000.00).

Section 1.22    “Receiver” means a receiver appointed by order of the applicable court pursuant to a Receivership Action.

Section 1.23    “Receivership Action” means any action filed by the Seller requesting court appointment of a receiver for the property in connection with the Loan.

ARTICLE 2

PURCHASE AND SALE OF THE ASSIGNED RIGHTS

Section 2.1 Agreement to Sell and Purchase Assigned Rights and Obligations. On the Closing Date, Seller agrees to sell, transfer and assign, and Buyer agrees to purchase and assume, the Assigned Rights and Obligations, on an “AS IS,” “WHERE IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION,

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), EXCEPT THE LIMITED AND EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN ARTICLE 4 HEREOF, AND WITHOUT RECOURSE OF ANY NATURE TO SELLER.

Section 2.2 Assignment and Assumption of Assigned Rights and Obligations. On the Closing Date, Seller and Buyer shall each deliver to Escrow Holder an Assignment and Assumption of Assigned Rights and Obligations, in the form of Exhibit B hereto, executed by an authorized representative of Seller and Buyer, which Assignment and Assumption of Assigned Rights and Obligations shall sell, transfer, assign, set-over, convey and delegate to Buyer the Assigned Rights and Obligations.

Section 2.3 Consideration for Assigned Rights and Obligations. As consideration for the transfers and assignments hereunder by Seller, Buyer shall pay the Purchase Price to Seller through Escrow and Buyer shall assume all of Seller’s obligations under the Assigned Rights and Obligations.

Section 2.4 Deposit. Within one (1) Business Day of the Effective Date, Buyer shall deliver the Deposit into Escrow. The Deposit shall be applied to the Purchase Price upon Closing. If (a) the conditions precedent set forth in Section 5.1 shall have been satisfied or waived by Buyer, (b) Seller shall have performed fully or tendered performance of its obligations hereunder and (c) Buyer shall be unable or fail to perform its obligations hereunder, then the entire amount of the Deposit shall be delivered by Escrow Holder to Seller as liquidated damages pursuant to Section 9.3.

Section 2.5 Notice of Buyer Designee. On or before the date that is two (2) Business Days prior to the Closing, Buyer may designate to Seller in writing, at its sole discretion, an affiliated entity as designee to receive and assume the Assigned Rights and Obligations. If Buyer designates another entity to assume the Assigned Rights and Obligations, Buyer nevertheless shall remain liable for all obligations of Buyer hereunder and thereunder, notwithstanding any such designation.

Section 2.6 Escrow. Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by Escrow Holder in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Holder to open escrow (the “Escrow”) for the consummation of the transfer of the Assigned Rights and Obligations to Buyer pursuant to this Agreement. Upon Escrow Holder’s receipt of the Deposit and Escrow Holder’s written acceptance of this Agreement, Escrow Holder is authorized to act in accordance with the terms of this Agreement. Buyer and Seller shall promptly execute general escrow instructions based upon this Agreement at the request of Escrow Holder; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control. Upon the Closing, Escrow Holder shall pay any sum owed to Seller with immediately available United States federal funds. Upon execution of this Agreement, Seller shall provide Buyer with copies of all of the Loan Documents and the Collateral Documents.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer hereby represents, warrants and covenants as of the date hereof and as of the Closing Date that:

Section 3.1 Authorization and Compliance. Buyer is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, charter provisions and bylaws to which it may be subject and that the undersigned representative is authorized to act on behalf of and bind Buyer to the terms of this Agreement. Upon the execution hereof, or with reasonable promptness thereafter (with regard to any requested good standing certificate only), Buyer will supply Seller with a certified copy of a resolution of its Board of Directors, Partners, or Members as the case may be, authorizing Buyer’s entry into this Agreement through such representative, together with such documents as Seller may reasonably require as evidence of the Buyer’s good standing or as further evidence of such authority.

Section 3.2 Binding Obligation of Buyer. Assuming due authorization, execution and delivery by each other party hereto, this Agreement and all of the obligations of Buyer hereunder are the legal, valid and binding obligations of Buyer, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 3.3 No Conflict With Other Agreements. The execution and delivery of this Agreement and the performance of its obligations hereunder by Buyer will not conflict with any provision of any law or regulation to which Buyer is subject or conflict with or result in a breach of or constitute a default of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which it is bound or any order or decree applicable to Buyer.

Section 3.4 No Further Consent Required. Buyer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with Buyer’s execution, delivery, or performance of this Agreement, except such as have been obtained.

Section 3.5 Independent Evaluation. Buyer’s decision to purchase the Loan and assume the Assigned Rights and Obligations pursuant to this Agreement is based upon Buyer’s own independent evaluation of the information made available by Seller, and Buyer’s independent evaluation of the Loan Documents, Collateral Documents, Collateral, tenant lease and related information which Buyer acknowledges and agrees Seller has made available to it and that Buyer has been given the opportunity to inspect prior to the Effective Date. Buyer will rely solely on its own investigation and will not rely upon any oral or written information provided by Seller or its personnel or agents and acknowledges that no employee or representative of Seller has been authorized to make, and that Buyer has not relied upon, any statements, other than those specifically contained in this Agreement. Buyer has made its own, independent evaluation of all aspects of the Loan as Buyer deemed necessary, including, without limitation, (i) the enforceability of the Collateral Documents, (ii) title to, and the value of, the Property, and (iii) the value of the Loan. Except as provided in Section 4.1 below, Buyer is assuming all risk with respect to the completeness, accuracy or sufficiency of the Collateral Documents and the other information. Buyer understands that the Deleted Documents could contain information which, if known to Buyer, could have a material impact on its determination of value of the Loan as well as its decision to purchase the Loan. Buyer further acknowledges that in acquiring the Loan, Buyer is assuming the risk of full or partial loss which is inherent with the credit, collateral and collectability risks associated with the Loan. Buyer understands that the Loan may be in default and may be non-performing, that pending proceedings with the United States Bankruptcy Code may have been filed by or against one or more of the Obligors.

Section 3.6 Direction to Conduct Due Diligence. Buyer has been urged, invited and directed to conduct such due diligence review and analysis of the Collateral, Loan Documents, Collateral Documents and related information, together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts prior to the Effective Date (including, without limitation, any bankruptcy courts in which Obligor, its guarantor or surety, if any, may be subject to any pending bankruptcy proceedings), as Buyer deemed necessary, proper or appropriate in order to make a complete, informed decision with respect to the purchase and acquisition of the Assigned Rights and Obligations.

Section 3.7 “AS-IS” Sale. Buyer acknowledges and agrees that. except as provided in Section 4.1 below, Seller has not and does not represent, warrant or covenant any condition or status of the Collateral or the nature, accuracy, or completeness of any of the Loan Documents and/or Collateral Documents or of the financial condition or status of the Obligor or the Collateral. Except as provided in Article 4, all documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to Buyer with respect to the Collateral or the Loan is sold, transferred, assigned and conveyed to Buyer on an “as is, where is” basis, with all faults.

Section 3.8 No Further Reliance on Seller. Except for Seller’s compliance with this Agreement, Buyer is not relying upon the continued actions or efforts of Seller in connection with its decision to purchase the Loan and to purchase and assume the Assigned Rights and Obligations, and Buyer agrees that, because of its sophistication and status, the representations made herein and other valid reasons and the purchase of the Loan, the Assigned Rights and Obligations does not constitute the purchase of securities within the meaning of federal or state securities laws.

Section 3.9 Application to Designee. If Buyer designates an affiliate to receive and assume the Assigned Rights and Obligations pursuant to Section 2.5, all of the representations, warranties and covenants of Buyer contained in this Article 3 shall be deemed remade and to apply to Buyer’s designee as if the name of Buyer’s designee were substituted in place of Buyer in each instance other than the preamble to Article 3.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1 Seller Is Owner of Loan and Assigned Rights and Obligations. Seller hereby represents and warrants as of the date hereof and as of the Closing Date, that (a) Seller has the authority and right to enter into this Agreement and sell and assign the Assigned Rights and Obligations to Buyer; (b) Seller is presently the sole owner and beneficiary under all of the Loan Documents, and has not assigned, pledged, promised, encumbered or otherwise transferred any interest in the Loan or any of the Loan Documents to any other person or party; (c) the copies of the Loan Documents and the Collateral Documents provided by Seller to Buyer are true and complete copies thereof, and to Seller’s actual knowledge, each of such instruments is in full force and effect, and binding and unmodified in accordance with their terms; and (d) to Seller’s actual knowledge, based solely upon the information obtained from the Master Servicer attached as Exhibit D (the “Master Servicer Information”), the principal balance of the Loan, the date to which interest has been paid and the escrowed amounts held by the Master Servicer for the Loan are as set forth in the Master Servicer Information; provided, however, that the unpaid principal balance of the Loan Note may be reduced by an amount not to exceed the amount of any funds impounded or held in escrow by Seller for the benefit of Obligor. To the extent that Seller receives any principal or interest payments from or on behalf of the Obligor on account of the Loan after the Effective Date, Seller shall provide Buyer with a written statement on the Closing Date with the updated outstanding Principal Balance of the Loan and the updated Interest Paid-To-Date. The foregoing representations and warranties shall survive the closing of the purchase under this Agreement and shall survive the recordation of the Assignment of Beneficial Interest.

Section 4.2 Disclaimer. EXCEPT FOR THOSE EXPRESSED IN SECTION 4.1, NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER OR BY ANYONE ACTING ON ITS BEHALF, PARTICULARLY, BUT WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, NO WARRANTIES OR REPRESENTATIONS REGARDING (i) THE COLLECTABILITY OF THE LOAN, (ii) THE CREDITWORTHINESS OF ANY OBLIGOR, (iii) THE VALUE OF ANY COLLATERAL SECURING PAYMENT OF THE LOAN, (iv), THE LOAN’S FREEDOM FROM LIENS AND ENCUMBRANCES, IN WHOLE OR IN PART, (v) THE ENFORCEABILITY OF THE LOAN NOTE AND COLLATERAL DOCUMENTS SUPPORTING THE LOAN, OR (vi) TITLE TO OR THE CONDITION OF THE UNDERLYING COLLATERAL INCLUDING BUT NOT LIMITED TO ANY ENVIRONMENTAL MATTER OR CONDITION, WHETHER LATENT OR OBSERVABLE. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE LOAN SOLD AND THE RIGHTS AND OBLIGATIONS ASSIGNED TO AND ASSUMED BY BUYER UNDER THIS AGREEMENT ARE SOLD AND TRANSFERRED WITHOUT RECOURSE.

Section 4.3 Covenants of Seller Until Closing. Until Closing, Seller shall (i) cause the Loan to be serviced in materially the same manner as the Loan was serviced prior to the Effective Date, (ii) not amend, terminate, or waive any rights under the Loan Documents and/or the Collateral Documents, and (iii) deliver Buyer copies of any notices Seller receives from any Obligor with respect to the Loan or the Collateral.

ARTICLE 5

CONDITIONS PRECEDENT

Section 5.1 Conditions for the Benefit of Buyer, Including Due Diligence. Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase and assume the Assigned Rights and Obligations shall be subject to and contingent upon the satisfaction (or waiver by Buyer) of each of the following conditions precedent, prior to or on the Closing Date:

(a)    All Closing Documents necessary to consummate the transactions contemplated in this Agreement shall have been executed and delivered by Seller as required by this Agreement.

(b)    There shall not have been any material damage or destruction to the Collateral from the condition of the Collateral as it existed upon the Effective Date of this Agreement.

(c)    Neither Buyer nor Seller shall have terminated this Agreement pursuant to the terms of this Agreement.

(d)    Each and every representation and warranty of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(e)    The title company that issued the existing title policy (“Original Title Company”) shall be irrevocably committed to issue an endorsement to the existing title policy insuring that the assignment of the loan documents not affect, impair or modify the coverage under existing title policy and that no other monetary liens or encumbrances affect title to the Collateral that are not contained in the existing title policy. Buyer shall have the responsibility of arranging and paying the premiums for the above with the Original Title Company.

Section 5.2 Conditions for the Benefit of Seller. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell and assign the Assigned Rights and Obligations shall be subject to and contingent upon the satisfaction (or waiver by Seller) of the following conditions precedent prior to or on the Closing Date:

(a)    Payment by Buyer of the Purchase Price (less the Deposit held by Seller), plus sufficient funds to pay Buyer’s share of all escrow costs, prorations and closing expenses as set forth in Sections 6.5 and 6.6 below, to Seller at the Closing.

(b)    All Closing Documents necessary to consummate the transaction as contemplated in this Agreement shall have been executed and delivered by Buyer as required by this Agreement.

(c)    Neither Buyer nor Seller shall have terminated the Agreement pursuant to the terms of this Agreement.

(d)    Each and every representation and warranty of Buyer contained in this Agreement shall be true and correct as and when made and as of the Closing Date in all material respects.

(e)    The Buyer agrees to cooperate with Seller in providing any required notification or in effectuating the transfer and exercise of any applicable purchase option, including acknowledging any transfer of, and providing any required notice of the exercise of, any applicable purchase option.

Section 5.3 Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Section 5.1 or 5.2 do not occur as of the Closing Date, or such earlier date as set forth above, or have not been waived in writing by Buyer or Seller, respectively, the party for whose benefit the failed condition exists may terminate this Agreement by written notice to the other party, the Deposit will be returned to Buyer, and neither party shall have any further obligation to the other, other than as stated in the Agreement. Buyer and Seller may, at their election, at any time or times on or before the Closing Date, waive in writing the benefit of any of the conditions set forth in Section 5.1 or 5.2. A party’s waiver of any condition to the Closing shall not constitute a waiver by that party of any other unsatisfied conditions, or of such party’s right to terminate this Agreement based on said other unsatisfied conditions, unless such waiver is specified in writing by such party. Buyer and Seller agree to cooperate and to use all reasonable efforts to fulfill the conditions set forth herein.

ARTICLE 6

ESCROW AND CLOSING

Section 6.1 Escrow. The Escrow contemplated by this Agreement shall be opened by Buyer and Seller with Escrow Holder in accordance with Section 2.6 herein. On or before two (2) Business Days prior to the Closing Date, Seller and Buyer shall deliver such additional joint escrow instructions to Escrow Holder consistent with this Article 6 as are reasonably required by Escrow Holder. The Closing shall, at Seller’s election, be either by telephone, confirmed by letter or wire or conducted in person at the place designated by Seller and reasonably acceptable to Buyer.

Section 6.2 Deposits by Buyer. On or prior to the Closing Date, Buyer shall deposit or cause to be deposited into Escrow:

(a)    the Purchase Price (net of the Deposit) plus sufficient funds to pay Buyer’s share of all Escrow costs, prorations and closing expenses as set forth in Sections 6.5, 6.6, and 6.7, if applicable, by means of a wire transfer to Escrow Holder of U. S. Dollars in immediately available federal funds; and

(b)    a counterpart Assignment and Assumption of Assigned Rights and Obligations, executed by Buyer.

Section 6.3 Deposits by Seller. On or prior to the Closing Date, Seller shall deposit in Escrow the following:

(a)    a counterpart Assignment and Assumption of Assigned Rights and Obligations, executed by Seller;

(b)    an assignment of Seller’s beneficial interest under the Mortgage and the Assignment of Leases and Rents in the form of Exhibit C to Buyer (“Assignment of Beneficial Interest”), executed and acknowledged by Seller;

(c)    a UCC-3 statement assigning Seller’s security interest created pursuant to the UCC-1 to Buyer (“UCC-3”) or written authorization from Seller pursuant to which Buyer can prepare and file the UCC-3;

(d)    the original Loan Note endorsed to the order of Buyer or Buyer’s designee, without recourse, representation or warranty pursuant to the Allonge in the form of Exhibit E; and

(e)    a Transfer of Proof of Claims executed by Seller in the form of Exhibit F.

Section 6.4 Delivery of Collateral Documents. Seller agrees to deliver to Buyer or Buyer’s designee on or immediately following the Closing Date each original Collateral Document and Loan Document (or copies if originals are not available) in Seller’s and/or its agent’s and/or representative’s possession affecting the Loan.

Section 6.5 Closing Costs. Seller and Buyer shall each pay the fees and expenses of their respective legal counsel incurred in connection with this transaction. Escrow Holder’s fees for serving as escrow agent shall be paid one-half by Buyer and one-half by Seller. Buyer shall pay all other title and escrow costs and expenses related to the transaction. Seller shall not bear the cost of any recordation fees and/or taxes associated with selling, transferring, and assigning the Loan, including, without limitation, recording an assignment of the mortgage or deed of trust which secures the Loan, assignments of any financing statements, and any fees and/or taxes associated with other transfer documents which are to be recorded in connection with the transactions contemplated hereby. Except for Seller’s share of costs set forth in this Section 6.5 and any proration under Section 6.6, the Purchase Price shall be absolutely net to Seller, and there shall be no prorations except as provided in Section 6.6 below. On or before the Closing Date, Buyer agrees to deposit with Escrow Agent cash in an amount sufficient to pay all costs to be paid by Buyer with respect to the Closing. Any funds impounded or held in escrow by Seller for the benefit of Obligor shall be retained by Seller.

Section 6.6 Prorations. Except as provided in Section 6.7 below, Buyer shall receive a proration against the Purchase Price for all interest, principal, late charges and other amounts of any kind or character, whether voluntary or involuntary by way of set-off, application of insurance proceeds, condemnation awards or otherwise (other than a prepayment in full of the Loan) received or made on account of the Loan from and after the Effective Date if not otherwise used to repay the Master Servicer for expenses already incurred. To the extent Seller or any Seller Party receives any such payments with respect to the Loan after the Closing Date, all such amounts shall be paid to the Buyer within ten (10) days after receipt. There shall be no proration for current year unpaid taxes or any credit against the Purchase Price at Closing for such unpaid taxes.

Section 6.7 Foreclosure/Receiver. In the event that a Foreclosure Action or Receivership Action has been filed against the Obligor, then the Buyer and Seller acknowledge such Foreclosure Action or Receivership Action, and Buyer agrees to take the necessary actions to substitute into the Foreclosure Action or Receivership Action, as Plaintiff. Seller agrees to cooperate with Buyer, as necessary, to have Buyer substitute, as Plaintiff into the Foreclosure Action or Receivership Action or, alternatively, if requested by Buyer, the Seller shall dismiss the Foreclosure Action or Receivership Action within one Business Day after the Closing Date or as soon thereafter as is reasonably practicable. Furthermore, Buyer and Seller agree that any net cash flow to be turned over by the Receiver to the Plaintiff in the Foreclosure Action shall be divided between Seller and Buyer as follows: (i) for any monthly period that ended prior to or on the Closing Date, such net cash flow is to go to Seller and (ii) for any monthly period in which the Closing Date occurs on a date other than the last day of such monthly period, the net cash flow shall be divided between Seller and Buyer based on a reasonable estimate provided by the Receiver (which estimate shall be final for all purposes) and which amount shall be reflected as a credit to Seller on the closing statement prepared by the Escrow Holder. Seller’s percentage pursuant to (ii) above shall be equal to the total number of days on or before Closing Date divided by the total days in the applicable monthly period and Buyer’s percentage shall be equal to the difference between one hundred percent and Seller’s percentage. The amount to be paid pursuant to (i) above shall be paid directly to Seller by Receiver. To the extent the Receiver has had to make any utility deposits, such deposits shall be reflected as a credit to Seller on the closing statement prepared by the Escrow Holder. Any security deposits held by Receiver shall be maintained by the Receiver during the pendency of the Receivership Action and shall thereafter be transferred to the Buyer.

Section 6.8 Insured Collateral. Buyer is responsible for having itself substituted as loss payee on any collateral risk insurance in which Seller is currently listed as a loss payee. Any loss after the Closing to either Obligor or to Buyer or to the value or collectability of the Loan due to Seller’s cancellation of collateral risk insurance or its failure to identify Buyer as loss payee is the sole responsibility of Buyer.

Section 6.9 Title Insurance. Seller shall have no responsibility for and shall have no obligation to pay any costs associated with transferring and obtaining any endorsements to any existing title policy or new title policy in connection with this transaction. Seller makes no assurance regarding the availability of any endorsements or accuracy or enforceability of any existing title policy.

Section 6.10 Tax Refunds. If, as the result of an appeal of the assessed valuation of the Property for any real estate tax year prior to (or including) the Closing, there is issued before or after Closing an administrative ruling, judicial decision or settlement by which the assessed value of the Property for such tax year is reduced, and a real estate tax refund issued, Seller shall be entitled to all such refunds relating to any tax year period prior to (or including) Closing and such amounts actually received by Buyer shall be turned over to Seller.

Section 6.11 Servicing. The Loan is being sold on a servicing released basis and upon transfer of the Loan as provided herein, the Loan will no longer be serviced by Lender or any of its respective servicers.

ARTICLE 7

FILES AND RECORDS

Section 7.1 Conformity to Law. Buyer agrees to abide by all applicable state and federal laws, rules and regulations regarding the handling and maintenance of all documents and records relating to the Loan purchased hereunder including, but not limited to, the length of time such documents and records are to be retained.

Section 7.2 Inspection by Seller. After the transfer of documents or files to Buyer pursuant to the terms of this Agreement, Buyer agrees that Seller shall have the continuing right to use, inspect, and make extracts from or copies of any such documents or records, in connection with any dispute or litigation related to the Collateral or the Loan in which Seller is a party, upon

Seller’s reasonable notice to Buyer. Buyer further agrees to allow Seller the temporary possession, custody and use of original documents for any lawful purpose and upon reasonable terms and conditions. Before destruction or disposition of any documents or files transferred hereunder, Buyer agrees to give reasonable notice to Seller and to allow Seller, at its own delivery expense, to recover the same from Buyer.

ARTICLE 8

RELEASE AND INDEMNIFICATION OF SELLER

Section 8.1 Environmental Issues. Buyer expressly acknowledges that there may be certain environmental issues, risks, liabilities and/or contaminations with respect to the Collateral securing the payment of the Loan Note. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER HAS ADVISED BUYER THAT BUYER WILL BE GIVEN THE OPPORTUNITY TO INSPECT THE ENVIRONMENTAL ASSESSMENTS, IF ANY, HELD BY SELLER, AND THAT BUYER WILL BE RELYING SOLELY ON ITS OWN INVESTIGATIONS (OR HAS DECIDED TO PROCEED AT ITS OWN RISK WITHOUT ANY SUCH INVESTIGATIONS EVEN THOUGH SELLER HAS RECOMMENDED SUCH INVESTIGATIONS) OF THE COLLATERAL, AND BUYER HEREBY WAIVES, RELEASES AND AGREES NEVER TO ASSERT ANY RIGHTS OR CLAIMS AGAINST SELLER, OR ANY OF ITS AFFILIATES OR REPRESENTATIVES (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM FOR INDEMNIFICATION, REIMBURSEMENT OR CONTRIBUTION) ARISING FROM OR RELATED TO THE COLLATERAL OR ANY ENVIRONMENTAL REQUIREMENTS (AS DEFINED BELOW) OR ANY HAZARDOUS MATERIALS (AS DEFINED BELOW) ON, UNDER, ABOUT OR AROUND THE COLLATERAL, EXCEPT FOR CLAIMS OR CAUSES OF ACTION ARISING BY REASON OF SELLER’S BREACH OF THIS AGREEMENT. For purposes of this Agreement, the term “Hazardous Materials” means any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §960 1 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. §9601 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. §260 1 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as defined below) or the common law, or any other applicable laws relating to the Collateral. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Collateral, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Collateral or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Collateral or adjacent property; or (C) which, if it emanated or migrated from the Collateral, could constitute a trespass. For purposes of this Agreement, the term “Environmental Requirements” means all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Collateral is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner or operator of the Collateral, or the use of the Collateral, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

Section 8.2 Release of Seller. Buyer hereby releases and forever discharges Seller, its agents, servants, directors, officers, employees, servicers, attorneys, successors, assigns and affiliates (all such persons being collectively referred to as the “Related Persons”), of and from any and all causes of action, claims, demands and remedies of whatsoever kind and nature that Buyer has or may in the future have against Seller or any Related Persons, and in any manner on account of, arising out of or related to the Loan purchased and the rights assigned hereunder except for claims or causes of action arising by reason of Seller’s breach of this Agreement (the “Released Matters”). It is the intention of Buyer that the foregoing general release shall be effective as a bar to all actions, causes of action, suits, claims or demands of every kind, nature or character whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in connection with the Released Matters.

Section 8.3 Indemnification. Subject to the provisions of Section 8.3 (c):    (a) Buyer hereby agrees to indemnify, hold harmless and defend Seller and all Related Persons (collectively, the “Indemnified Parties”), and each of them, from and against any and all losses, causes of action, liabilities, claims, demands, obligations, damages, costs and expenses, including reasonable attorneys’ and accountants’ fees and costs, to which any of the Indemnified Parties may become subject on account of, arising out of, or related to any act, omission, conduct or activity of Buyer or any of its officers, directors, employees, agents, attorneys, servants, shareholders, successors or assigns, on account of, arising out or related to (i) this Agreement, including, without limitation, the exercise of Buyer’s due diligence rights hereunder, (ii) the Loan purchased, the rights assigned and the obligations assumed hereunder, and (iii) the use, ownership, control, operation or condition of Collateral securing the Loan purchased hereunder, including without limitation, the presence or release of any Hazardous Materials or any other hazardous or toxic fluids, substances or materials on, under or about such Collateral.

(b) Promptly after receipt by an Indemnified Party of notice of the commencement of any action to which this Section 8.3 shall apply, the Indemnified Party shall notify Buyer in writing of the commencement of such action and of the possibility of a claim by the Indemnified Party against Buyer under this Section; however, failure of the Indemnified Party to so notify Buyer will not relieve Buyer of liability hereunder. Buyer shall be entitled to participate in such action and may, with the consent of the Indemnified Party, assume the defense of such action with counsel selected by Buyer with the approval of the Indemnified Party. After Buyer’s assumption of the defense, Buyer shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense of such action, unless (i) such expenses are incurred with the prior written approval of Buyer, or (ii) if the Indemnified Party reasonably determines that its interests may be adverse in whole or in part to those of Buyer and that there may be legal defenses available to the Indemnified Party that are different from, in addition to or inconsistent with defenses available to Buyer, in which case the Indemnified Party may retain its own counsel and be indemnified by Buyer for all legal and other expenses and costs reasonably incurred in connection with the investigation and defense of the action.

(c) Buyer shall not be liable for the settlement of any action if such settlement is effected without Buyer’s express written consent, which shall not be unreasonably withheld or delayed. If any action is settled with Buyer’s written consent or if there is a final judgment against the Indemnified Party in any action, Buyer shall indemnify, hold harmless and defend the Indemnified Party from and against all loss or liability incurred by reason of such settlement or judgment.

Section 8.4 Collateral Materials. Seller has provided Buyer certain asset summaries and other information and has provided Buyer access to certain other materials and information, which may have included certain loan documents, title reports, file reviews, internal analyses and memoranda, correspondence, environmental assessments, inspection reports, operating statements, rent rolls, surveys, engineering reports, and/or appraisals relating to the Collateral and certain financial statements, credit reports, operating statements, internal analyses and memoranda and other information regarding the financial condition, management ability and other aspects of the Obligor, including, without limitation, those certain items described in Exhibit A hereto (the above described asset summaries, materials and other documents, information and reports listed on Exhibit A are referred to herein as the “Collateral Materials”). BUYER UNDERSTANDS AND ACKNOWLEDGES THAT, ALTHOUGH SELLER HAS ATTEMPTED TO PROVIDE BUYER ACCESS TO INFORMATION IN SELLER’S POSSESSION WHICH SELLER BELIEVED COULD BE RELEVANT, THE COLLATERAL MATERIALS WERE NOT PREPARED FOR BUYER OR TO BE RELIED UPON BY BUYER, EXCEPT AS SET FORTH IN SECTION 4.1 ABOVE, THAT THEY MAY BE INCOMPLETE AND OUTDATED AND MAY CONTAIN ERRORS, OMISSIONS, AND INACCURATE AND CONFLICTING INFORMATION, AND THAT SELLER HAS NOT ATTEMPTED TO VERIFY, CORRECT OR RECONCILE THE INFORMATION IN THE COLLATERAL MATERIALS. EXCEPT AS SET FORTH IN SECTION 4.1 ABOVE, BUYER UNDERSTANDS AND ACKNOWLEDGES THAT ANY COLLATERAL REPORT WHICH MAY BE PROVIDED BY SELLER IS BEING PROVIDED WITHOUT REPRESENTATION OR WARRANTY AS TO THE COMPLETENESS, ACCURACY OR SUFFICIENCY OF THE FACTS, ASSUMPTIONS OR CONCLUSIONS CONTAINED THEREIN; AND BUYER HEREBY WAIVES, RELEASES AND AGREES NEVER TO ASSERT ANY CLAIMS AGAINST SELLER, ITS RESPECTIVE REPRESENTATIVES OR THE PREPARERS OF THE COLLATERAL MATERIALS WHICH COULD BE ALLEGEDLY BASED UPON RELIANCE ON THE COLLATERAL MATERIALS. BUYER HAS BEEN AND IS HEREBY EXPRESSLY ADVISED BY SELLER TO CONDUCT AN INDEPENDENT INVESTIGATION WITH RESPECT TO THE IDENTIFICATION AND SUFFICIENCY OF THE COLLATERAL, THE VALUE AND CONDITION OF THE COLLATERAL, THE LIEN PRIORITY AND PERFECTION OF THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, OBTAINING TITLE SEARCHES AND/OR, IF OBTAINABLE, LENDER’S TITLE POLICY ENDORSEMENTS OR NEW LENDER’S TITLE POLICIES IN CONNECTION WITH THE COLLATERAL), THE FINANCIAL CONDITION AND MANAGEMENT ABILITY OF THE OBLIGOR, THE VALIDITY AND ENFORCEABILITY OF THE LOAN DOCUMENTS AND ALL OTHER MATTERS) WHICH COULD AFFECT THE COLLECTABILITY AND VALUE OF THE LOAN NOTE AND OTHER LOAN DOCUMENTS, THE ASSIGNED RIGHTS AND OBLIGATIONS EXCEPT FOR CLAIMS OR CAUSES OF ACTION ARISING BY REASON OF SELLER’S BREACH OF THIS AGREEMENT.

ARTICLE 9

BREACH OF THE AGREEMENT

Section 9.1 Seller’s Breach. If Seller breaches this Agreement, the breach is discovered prior to Closing by Buyer and Buyer proceeds to close the transactions contemplated hereunder, Buyer shall have waived any and all damages resulting from Seller’s breach. If Seller breaches this Agreement and Buyer does not close the transactions contemplated hereunder, Seller shall be allowed a reasonable opportunity to cure the breach. If the breach cannot be cured Buyer may, at Buyer’s option, pursue all of Buyer’s rights and remedies that Buyer may have under this Agreement and at law; provided that Buyer hereby waives any and all rights it may have in law or equity to record a Notice of Pendency of Action on the title of any of the Collateral. In addition, Buyer may not recover any consequential or punitive damages resulting from Seller’s breach of the Agreement. Buyer’s damages for such breach may not exceed the amount of the Deposit.

Section 9.2 Buyer’s Breach. If Buyer defaults under this Agreement prior to Closing, Seller’s sole and exclusive remedy at law shall be to terminate this Agreement and to retain the Deposit in accordance with Sections 2.4 and 9.3. If Buyer defaults under this Agreement after Closing, Seller may, at Seller’s option, pursue all of Seller’s rights and remedies that Seller may have under this Agreement and at law; provided that Seller may not recover damages in an amount in excess of the amount of the Deposit or any consequential or punitive damages resulting from Buyer’s breach of the Agreement.

Section 9.3 Liquidated Damages. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT (a) IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE SELLER’S ACTUAL DAMAGES IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT, AND (b) TAKING INTO ACCOUNT ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S ACTUAL DAMAGES IN SUCH EVENT. CONSEQUENTLY, IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT PRIOR TO CLOSING, SELLER’ S SOLE AND EXCLUSIVE REMEDY AT LAW SHALL BE TO TERMINATE THIS AGREEMENT AND TO RECEIVE AND RETAIN THE DEPOSIT.

Initials:
Buyer	Seller

Section 9.4 No Personal Liability. In no event shall any shareholder, director, partner or officer of Seller or Buyer or a Related Person be personally liable for any obligations of Seller or Buyer, as applicable, under this Agreement.

Section 9.5 Survival. The parties agree that Seller’s and Buyer’s warranties and representations and Seller’s and Buyer’s respective indemnification obligations contained in this Agreement and in any document (including any certificate) executed pursuant to this Agreement shall survive the Closing and recordation of the Assignment of Beneficial Interest. Seller’s liability to Buyer for any damages suffered by Buyer as a result of a breach by Seller of its warranties and representations contained in this Agreement and not discovered by Buyer until after Closing shall be limited to actual damages, not to exceed the purchase price for the Loan. Buyer hereby waives and acknowledges that it may not recover any consequential or punitive damages resulting from Seller’s breach of such warranties and representations.

Section 9.6 Damages Related To Collateral. Except for claims or causes of action arising by reason of Seller’s breach of this Agreement, Seller shall have no liability to Buyer with respect to any damage deriving from or related to the Collateral.

ARTICLE 10

NOTICES

Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission and simultaneously sent by regular mail) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally or by facsimile or (c) on the second following Business Day, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

If to the Seller:	Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3
c/o CWCapital Asset Management LLC
701 13th Street, NW, Suite 1000
Washington, DC 20005
Attention: Scott Fishkind
Fax No.: 202-715-9699

With a copy to:	Venable LLP
575 7th Street, NW
Washington, DC 20004
Attention: Wallace Christner, Esq.
Fax No.: 202-344-8300

If to the Buyer:	KBS Capital Advisors, LLC
11150 Santa Monica Blvd., Suite 400
Los Angeles, CA 90025
Attn: James Rodgers
Fax No.: 310-432-2119

and

KBS Capital Advisors, LLC
620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660
Attn: Brian Ragsdale
Fax No.: 949-417-6518

With a copy to:	Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attn: Scott Morehouse, Esq. and L. Bruce Fischer, Esq.
Fax No.: 949-732-6501

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.1 Waiver of Jury Trial. WITHOUT LIMITATION OF ANY OTHER COVENANT, RELEASE, REPRESENTATION OR WARRANTY OF BUYER OR ANY RIGHT OR REMEDY OF SELLER UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BUYER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OR PROCEEDING ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, ANY OF THE DOCUMENTS EXECUTED PURSUANT THERETO OR HERETO OR IN CONNECTION THEREWITH OR HEREWITH OR ANY OTHER STATEMENTS OR ACTIONS OF SELLER. BUYER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO THIS AGREEMENT AND EACH SUCH DOCUMENT, AND THAT THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

Section 11.2 Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

Section 11.3 Rights Cumulative: Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The right of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute suspension or any variation of any such right.

Section 11.4 Headings. The headings of the Articles and Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 11.5 Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronoun of one gender shall be deemed to include the equivalent pronoun of the other gender.

Section 11.6 Assignment. Subject to Section 2.5, this Agreement may not be assigned by Buyer without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion. Any attempted assignment by Buyer without the prior consent of Seller shall be voidable by Seller. Subject to the foregoing, this Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Exhibits hereto, shall be binding upon and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns.

Section 11.7 Prior Understandings. This Agreement supersedes any and all prior discussions and agreements between Seller and Buyer with respect to the purchase of the Loan and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

Section 11.8 Integrated Agreement. This Agreement and all Exhibits hereto constitute the final complete expression of the intent and understanding of Buyer and Seller. This Agreement shall not be altered or modified except by a subsequent writing, signed by Buyer and Seller.

Section 11.9 Counterparts. This Agreement maybe executed by fax (if promptly followed by the original) and in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

Section 11.10 Survival. Each and every covenant hereinabove made by the Buyer shall survive the Closing and shall not merge into the Closing Documents, but instead shall be independently enforceable.

Section 11.11 Governing Law. This Agreement shall be construed, and the rights and obligations of the Seller and the Buyer hereunder determined, in accordance with the local law of the State of Maryland.

Section 11.12 Expenses. Except as expressly set forth to the contrary in this Agreement, each party hereto shall be responsible for and bear all of its own respective expenses, including without limitation, expenses of legal counsel, accountants, and other advisors, incurred at any time in connection with pursuing or consummating this Agreement and the transactions contemplated thereby.

Section 11.13 Publicity. Neither party to this Agreement shall release any information concerning the transaction contemplated by this Agreement to the public by any means including, but not limited to, a press release, or a tombstone or other advertisement, without the prior written consent and approval of the other party hereto.

Section 11.14 Brokers. Each party to this Agreement represents and warrants to the other that, in connection with the sale and purchase of the Loan, the party so representing and warranting has not dealt with any real estate broker, agent or finder, except that Seller has engaged Mission Capital Advisors, LLC as its broker (the “Seller’s Broker”), and Seller shall be responsible for any commission due Seller’s Broker in connection with this transaction pursuant to a separate written agreement between Seller and Seller’s Broker. Buyer and Seller shall indemnify and hold each other harmless against and from any inaccuracy in such representation. The rights, obligations, warranties and representations of the parties hereto under the provisions of this Section 11.14 survive Closing or any termination of this Agreement before Closing.

Section 11.15 Effectiveness of this Agreement. This Agreement shall not be deemed a contract binding upon Seller unless and until Seller shall have executed this Agreement and Buyer shall have delivered the Deposit into Escrow.

Section 11.16 Confidentiality. In no event shall either party to this Agreement issue any press release to any media of general circulation regarding this Agreement or the transactions contemplated hereby (other than a press release providing that Buyer has acquired the Loan, which shall not disclose the terms of the acquisition) or otherwise disclose the terms and conditions of this Agreement; provided, however, that nothing herein or in any confidentiality agreement signed by Buyer shall be deemed to limit or impair in any way any party’s ability to disclose the details of the transaction contemplated hereby to its legal and financial advisors or as may be necessary pursuant to any court or governmental order or applicable law, including any REIT or SEC filing, disclosure or reporting requirements, or in litigation, nor shall anything contained herein be deemed to limit or impair CWCapital Asset Management LLC’s notification of the proposed transaction or details thereof to other servicers, Seller, certificate holders or other parties relating to the servicing of the Loan. Notwithstanding the foregoing, no party hereunder shall have any liability by reason of the details of the transaction contemplated hereby becoming known by means beyond the reasonable control of such party. This Section shall be supplemental to and not in derogation of the provisions of any Confidentiality Agreement entered into between Buyer and Seller.

Section 11.17 Attorneys’ Fees. In the event any dispute between Buyer and Seller should result in arbitration or litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys’ fees.

Section 11.18 Further Assurances. From and after the Effective Date, each party shall provide to the other party such other information regarding the Loan or the Collateral as the other party may reasonably request, and each party shall execute and deliver such other documents, deliver such other items and take such other actions as may be reasonably requested to allow the completion and consummation (or termination, as appropriate) of all tasks and the transactions contemplated by this Agreement.

Section 11.19 Time of the Essence. All parties hereto agree that time is of the essence with respect to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3

By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer

	By:	/s/ Danny Balkam

	Name:	Danny Balkam

	Title:	Vice President

Date:

Acceptance by Title Company:

First American Title Insurance Company

By:	/s/ Richard Whelton

Name:	Richard Whelton

Title:	Counsel

Date:	12/7/10

Signatures Continued on Next Page

KBS SOR DEBT HOLDINGS II LLC,
a Delaware limited liability company

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership
its sole member

	By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its general partner

		By:	/s/ David E. Snyder
		Name:	David E. Snyder
		Title:	Chief Financial Officer

EXHIBIT A

LOAN DOCUMENTS

1.    Fixed Rate Note dated January 27, 2005 and made by For 1031 Northridge LLC, an Idaho limited liability company (“Original Obligor”) for the benefit of Citigroup Global Markets Realty Corp., a New York corporation (“Lender”), in the original principal amount of $13,740,000.00 (“Note”); as assigned to LaSalle Bank N.A., as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3 (“Trust”) through an Allonge attached to the Note.

2.    Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated January 27, 2005 and made by Original Obligor and DBSI Northridge Leaseco LLC, an Idaho limited liability company (“DBSI” and, along with Original Obligor, the “DBSI Parties”) for the benefit of Lender, and recorded January 31, 2005 with the Clerk of the Superior Court for Fulton County, Georgia (“Clerk”) at Deed Book 39305, page 617; as assigned by Lender to Trust through an Assignment of Deed to Secure Debt, Assignment of Assignment of Leases and Rents and Assignment of Loan Documents dated June 28, 2005 and recorded January 26, 2006 with the Clerk at Deed Book 41823, page 91.

3.    Assignment of Leases and Rents dated January 27, 2005 and made by the DBSI Parties for the benefit of Lender, and recorded January 31, 2005 with the Clerk at Deed Book 39305, page 679; as assigned by Lender to Trust through an Assignment of Deed to Secure Debt, Assignment of Assignment of Leases and Rents and Assignment of Loan Documents dated June 28, 2005 and recorded January 26, 2006 with the Clerk at Deed Book 41823, page 91.

4.    Acknowledgment of Property Manager dated January 27, 2005 and made by DBSI Realty Corporation, an Idaho corporation, for the benefit of Lender.

5.    Assignment of Agreements, Permits and Contracts dated January 27, 2005 and made by the DBSI Parties for the benefit of Lender.

6.    Cash Management Agreement dated January 27, 2005 and made by the DBSI Parties for the benefit of Lender; as amended by First Amendment to Cash Management Agreement dated January 5, 2010 by and between Obligors and Trust.

7.    Guaranty dated January 27, 2005 and made by DBSI for the benefit of Lender.

8.    Guaranty dated January 27, 2005 and made by Douglas Swenson, an individual, and DBSI Housing Inc., an Idaho corporation (collectively, the “Guarantors”) for the benefit of Lender.

9.    TIC Principal Guaranty made by Aaron Fechter in favor of Lender.

10.    TIC Principal Guaranty made by Gary Gengzin Feng and Julie Ann Young in favor of Lender.

11.    TIC Principal Guaranty made by Marilyn Ferro in favor of Lender.

12.    TIC Principal Guaranty made by Gail S. Marchi in favor of Lender.

A-1

13.    TIC Principal Guaranty made by Samuel L. Graves in favor of Lender.

14.    TIC Principal Guaranty made by Lee H. Albers in favor of Lender.

15.    TIC Principal Guaranty made by Judith D. Albers in favor of Lender.

16.    TIC Principal Guaranty made by Julina A. Curtis in favor of Lender.

17.    TIC Principal Guaranty made by Janice L. Lloyd, Trustee of the Lloyd-Wehrly Living Trust and Janice L. Lloyd in favor of Lender.

18.    TIC Principal Guaranty made by Jeffery A. Marchi in favor of Lender.

19.    TIC Principal Guaranty made by Kenneth A. James in favor of Lender.

20.    TIC Principal Guaranty made by Sueko Kawata in favor of Lender.

21.    TIC Principal Guaranty made by Lowell B. Curtis in favor of Lender.

22.    TIC Principal Guaranty made by Terry R. Scott in favor of Lender.

23.    TIC Principal Guaranty made by Joseph F. Stokley, Jr. and Patricia Ann Stokley, Trustees of The Stokley Family Trust and Joseph F. Stokley, Jr. and Patricia Ann Stokley in favor of Lender.

24.    TIC Principal Guaranty made by Sun ‘N Waves, Inc. in favor of Lender.

25.    TIC Principal Guaranty made by Thieltges Farms, Inc. and Richard Thieltges in favor of Lender.

26.    TIC Principal Guaranty made by Lawrence S. Vellozzi and Paula J. Vellozzi as Trustees of Lawrence S. Vellozzi and Paula J. Vellozzi Revocable Trust and Lawrence S. Vellozzi and Paula J. Vellozzi in favor of Lender.

27.    TIC Principal Guaranty made by Joeseph O’Kane, Jr. and Cynthia Filarca as Trustees of The Joeseph O’Kane, Jr. and Cynthia Filarca Revocable Living Trust and Joeseph O’Kane, Jr. and Cynthia Filarca in favor of Lender.

28.    TIC Principal Guaranty made by Dorothy P. Nash as Trustee of The B Trust under that certain Trust Agreement dated January 20, 1970 and Dorothy P. Nash in favor of Lender.

29.    TIC Principal Guaranty made by Daniel P. Cohen in favor of Lender.

30.    TIC Principal Guaranty made by Antonio A. Crisologo and Nieves M. Crisologo as Trustees of the Crisologo Family Trust and Antonio A. Crisologo and Nieves M. Crisologo in favor of Lender.

31.    TIC Principal Guaranty made by Dayspring Land Co. and Kenneth M. Diehl in favor of Lender.

32.    TIC Principal Guaranty made by Fernando E. Fasquelle and Zonia Fasquelle as Trustees of the Trust of Fernando and Zonia Fasquelle and Antonio A. Crisologo and Nieves M. Crisologo in favor of Lender.

33.    Environmental Liabilities Agreement dated January 27, 2005 and made by the DBSI Parties and Guarantors for the benefit of Lender.

34.    Holdback Reserve and Security Agreement dated January 27, 2005 and made by Original Obligor for the benefit of Lender.

35.    Tenant Holdback Reserve and Security Agreement dated January 27, 2005 and made by Original Obligor for the benefit of Lender.

36.    Lock Box Agreement dated January 27, 2005 and made by and among the DBSI Parties, Lender, JPMorgan Chase Bank, N.A., a national banking association, and L.J. Melody & Company of Texas, L.P., a Texas limited partnership; as terminated by the Termination of Lockbox Agreement dated January 5, 2010 by and among Obligors, JPMorgan Chase Bank, N.A, Wachovia Bank, N.A., and Trust.

37.    Tenant Improvement and Leasing Commissions Reserve Agreement dated January 27, 2005 and made by the DBSI Parties for the benefit of Lender.

38.    Settlement Agreement dated August 30, 2009 by and among DBSI, DBSI Inc. (f//k/a DBSI Housing, Inc.), Obligors, and Trust.

39.    Tenant Estoppel Certificate certified by Sungard Asset Management to Lender.

40.    Tenant Estoppel Certificate certified by Joel Q. Quinn d/b/a Grafique.

41.    Tenant Estoppel Certificate certified by Alteon Websystems, Inc.

42.    Tenant Estoppel Certificate certified by Affiliated Computer Services, Inc.

43.    Tenant Estoppel Certificate certified by Citimortgage, Inc.

44.    Tenant Estoppel Certificate certified by Smith & Carson, Inc. (f/k/a CSB Group, Inc.)

45.    Tenant Estoppel Certificate certified by Alteon Websystems, Inc.

46.    Tenant Estoppel Certificate certified by Oldcastle, Inc.

47.    Tenant Estoppel Certificate certified by Office Interiors, Atlanta, Inc.

48.    Tenant Estoppel Certificate certified by Oakstreet Mortgage, successor in interest to Cresleigh Financial Services, LLC.

49.    Tenant Estoppel Certificate certified by Jeanie Pak Jaffe.

50.    Clearing Account Agreement (Hard Lockbox) dated January 5, 2010 by and among Wells Fargo Bank, N.A., Trust, and Obligors.

51.    Proof of Claim filed by CWCapital Asset Management LLC as special servicer to Seller in the United States Bankruptcy Court, District of Delaware in connection with case number 08-12687 and listing DBSI Inc. as Debtor, received by the bankruptcy court June 3, 2009.

52.    Lender’s Policy of Title Insurance (Policy No. GA-001-107-54811) issued by Chicago Title Insurance Company.

Fulton County, Georgia Land Records

53.    UCC Financing Statement listing Original Obligor as Debtor and Lender as Secured Party, and recorded January 31, 2005 with the Clerk at Deed Book 39306, page 1; as assigned by UCC Financing Statement Amendment listing Lender as Secured Party, assigning the rights of Secured Party to Trust, and recorded January 26, 2006 with the Clerk at Deed Book 41823, page 98.

54.    UCC Financing Statement listing DBSI as Debtor and Lender as Secured Party, and recorded January 31, 2005 with the Clerk at Deed Book 39306, page 7; as assigned by UCC Financing Statement Amendment listing Lender as Secured Party, assigning the rights of Secured Party to Trust, and recorded January 26, 2006 with the Clerk at Deed Book 41823, page 99.

Idaho Secretary of State

55.    UCC Financing Statement listing Original Obligor as Debtor and Lender as Secured Party, and filed with the Idaho Secretary of State as Filing No. B 200509798869; as assigned by UCC Financing Statement Amendment listing Lender as Secured Party, assigning the rights of Secured Party to Trust, and recorded January 17, 2006 with the Idaho Secretary of State as Filing No. B 6462245.

56.    UCC Financing Statement listing DBSI as Debtor and Lender as Secured Party, and filed with the Idaho Secretary of State as Filing No. B 200509798878; as assigned by UCC Financing Statement Amendment listing Lender as Secured Party, assigning the rights of Secured Party to Trust, and recorded January 17, 2006 with the Idaho Secretary of State as Filing No. B 6462246.

Tenant-In-Common Documents

57.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Nash-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 179.

58.    Assumption Agreement made by and among Original Obligor, Lender, and Nash-Northridge LLC, a Delaware limited liability company.

59.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and O’Kane-Filarca-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 185.

60.    Assumption Agreement made by and among Original Obligor, Lender, and O’Kane-Filarca-Northridge LLC, a Delaware limited liability company.

61.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Vellozzi Trust-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 191.

62.    Assumption Agreement made by and among Original Obligor, Lender, and Vellozzi Trust-Northridge LLC, a Delaware limited liability company.

63.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Sun ‘N Waves-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 197.

64.    Assumption Agreement made by and among Original Obligor, Lender, and Sun ‘N Waves-Northridge LLC, a Delaware limited liability company.

65.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Stokely Trust-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 203.

66.    Assumption Agreement made by and among Original Obligor, Lender, and Stokely Trust-Northridge LLC, a Delaware limited liability company.

67.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Scott-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 209.

68.    Assumption Agreement made by and among Original Obligor, Lender, and Scott-Northridge LLC, a Delaware limited liability company.

69.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and L. Curtis-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 215.

70.    Assumption Agreement made by and among Original Obligor, Lender, and L. Curtis-Northridge LLC, a Delaware limited liability company.

71.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Kawata-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 221.

72.    Assumption Agreement made by and among Original Obligor, Lender, and Kawata-Northridge LLC, a Delaware limited liability company.

73.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and James-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 227.

74.    Assumption Agreement made by and among Original Obligor, Lender, and James-Northridge LLC, a Delaware limited liability company.

75.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and J. Lloyd Trust-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 233.

76.    Assumption Agreement made by and among Original Obligor, Lender, and J. Lloyd Trust-Northridge LLC, a Delaware limited liability company.

77.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and J. Curtis-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 240.

78.    Assumption Agreement made by and among Original Obligor, Lender, and J. Curtis-Northridge LLC, a Delaware limited liability company.

79.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Graves-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 246.

80.    Assumption Agreement made by and among Original Obligor, Lender, and Graves-Northridge LLC, a Delaware limited liability company.

81.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Fechter-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 252.

82.    Assumption Agreement made by and among Original Obligor, Lender, and Fechter-Northridge LLC, a Delaware limited liability company.

83.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Fasquelle Trust-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 258.

84.    Assumption Agreement made by and among Original Obligor, Lender, and Fasquelle Trust-Northridge LLC, a Delaware limited liability company.

85.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Crisologo Trust-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 264.

86.    Assumption Agreement made by and among Original Obligor, Lender, and Crisologo Trust-Northridge LLC, a Delaware limited liability company.

87.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Cohen-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 270.

88.    Assumption Agreement dated May 2, 2005 made by and among Original Obligor, Lender, and Cohen-Northridge LLC, a Delaware limited liability company.

89.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Feng/Yang-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 276.

90.    Assumption Agreement made by and among Original Obligor, Lender, and Feng/Yang-Northridge LLC, a Delaware limited liability company.

91.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and J. Marchi-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 283.

92.    Assumption Agreement made by and among Original Obligor, Lender, and J. Marchi-Northridge LLC, a Delaware limited liability company.

93.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Thieltges Farms-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 290.

94.    Assumption Agreement made by and among Original Obligor, Lender, and Thieltges Farms-Northridge LLC, a Delaware limited liability company.

95.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and J. Albers-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 297.

96.    Assumption Agreement made by and among Original Obligor, Lender, and J. Albers-Northridge LLC, a Delaware limited liability company.

97.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and L. Albers-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 304.

98.    Assumption Agreement made by and among Original Obligor, Lender, and L. Albers-Northridge LLC, a Delaware limited liability company.

99.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and G. Marchi-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 311.

100.    Assumption Agreement made by and among Original Obligor, Lender, and G. Marchi-Northridge LLC, a Delaware limited liability company.

101.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Ferro-Northridge, LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 318.

102.    Assumption Agreement made by and among Original Obligor, Lender, and Ferro-Northridge, LLC, a Delaware limited liability company.

103.    Memorandum of Assumption and Amendment Agreement made by and among Original Obligor, Lender, and Dayspring Land-Northridge LLC, a Delaware limited liability company, and recorded July 29, 2005 with the Clerk at Deed Book 40524, page 325.

104.    Assumption Agreement made by and among Original Obligor, Lender, and Dayspring Land-Northridge LLC, a Delaware limited liability company.

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION

OF ASSIGNED RIGHTS AND OBLIGATIONS

This Assignment and Assumption of Assigned Rights and Obligations is entered into by and between Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3 (“Assignor”) and KBS SOR DEBT HOLDINGS II LLC, Delaware limited liability company (“Assignee”).

RECITALS

A.    Assignor and Assignee entered into that certain Loan Sale Agreement effective                              , 2010 (the “Loan Sale Agreement”).

B.    The Loan Sale Agreement provides for the sale and transfer by Assignor to Assignee of certain Assigned Rights and Obligations (such term and all other capitalized terms used herein and not otherwise defined herein have the definitions ascribed to them in the Loan Sale Agreement).

In exchange for the Purchase Price set forth in the Loan Sale Agreement and such other good and valuable consideration as provided in the Loan Sale Agreement, Assignor hereby agrees to sell to Assignee the Assigned Rights and Obligations as set forth in the Loan Sale Agreement and pursuant to the terms, conditions and provisions hereof.

NOW, THEREFORE, premises considered:

1.	Assignor hereby transfers, assigns and conveys all of the Assignor’s right, title, interest and obligations in, to and under the Loan and the Loan Documents set forth on Schedule 1 hereto, including, without limitation, all of Seller’s rights to principal, interest, fees, costs and expenses payable thereunder after the Closing Date and all of Seller’s other rights and claims thereunder; provided, however, that this assignment shall not include any Deleted Documents as defined in the Loan Sale Agreement.

2.	This sale and assignment is made on an “AS-IS,” WHERE-IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), EXCEPT THE LIMITED AND EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN ARTICLE 4 OF THE LOAN SALE AGREEMENT, AND WITHOUT RECOURSE OF ANY NATURE TO SELLER.

3.	Without in any way limiting the generality of the foregoing, with respect to the Assigned Rights and Obligations, the Collateral, the Loan Documents and the Loan, Assignor hereby disclaims and disavows:

a.	any express or implied representation or warranty of “Merchantability”;

b.	any express or implied representation or warranty of “Fitness for a Particular Purpose”;

c.	any express or implied representation or warranty regarding collectability of the Loan;

d.	any express or implied representation or warranty regarding environmental condition of Collateral;

e.	any express or implied representation or warranty regarding lien priority or perfection status of any Collateral; and

f.	any express or implied representation or warranty regarding the validity or the enforceability of any of the Loan Documents against any Obligor, any other Loan obligor or any other person.

4.	Assignee hereby assumes any and all of the Assignor’s liabilities, duties and obligations under the Assigned Rights and Obligations, the Loan Documents, the Loan and the Collateral, including, without limitation, all of Assignor’s liabilities, duties and obligations, if any, under the Loan Documents.

Dated this         day of         , 2010.

ASSIGNOR:

Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3

By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer
By:
Name:
Title:
Date:

Signatures Continued on Next Page

ASSIGNEE:
KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company
By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership
its sole member
	By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its general partner
By:
Name:
Title:

SCHEDULE 1

To ASSIGNMENT AND ASSUMPTION OF

ASSIGNED RIGHTS AND OBLIGATIONS

[Same as Exhibit A to Loan Sale Agreement]

EXHIBIT C

FORM OF

ASSIGNMENT OF MORTGAGE, ASSIGNMENT OF RENTS AND FIXTURE FILING

and

ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS

RECORDING REQUESTED BY AND
WHEN RECORDED, RETURN TO:

Attn:

ASSIGNMENT OF MORTGAGE, ASSIGNMENT OF RENTS AND FIXTURE FILING

and

ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS

For Value Received, the undersigned hereby grants, sells, assigns, transfers and conveys to KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company, all of the undersigned’s right, title, and interest in, to and arising out of the following instruments recorded in the office of the County Recorder of         ,          described as follows:

1.	Document:
	Borrower Name:	,	an
limited partnership formerly
.
	Original Lender:	,	an corporation
Original Loan Amt:
Date of Instrument:
Date of Recording:
Instr/Ref:

2.	Document:
	Borrower Name:	,	an limited
partnership formerly known as .
	Original Lender:	,	an corporation
	Original Loan Amt:	$
Date of Instrument:
Date of Recording:
Instr/Ref:

Together with the money due and to become due thereon with interest and all rights accrued or to accrue under said instruments.

C-1

Dated as of                  , 2010.

ASSIGNOR:

Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3

By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer

By:

Name:

Title:

State of	)
) To Wit:
County of	)

On this          day of         ,         , before me, the undersigned Notary Public in and for said County and State, personally appeared                             , the                              of CWCapital Asset Management LLC, solely in its capacity as Special Servicer for Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3, to me personally known, who being by me duly sworn did say that he is the                              of CWCapital Asset Management LLC and that said Assignment was signed on behalf of said CWCapital Asset Management LLC, solely in its capacity as Special Servicer, by proper authority, and acknowledged said Assignment to be the free act and deed of said CWCapital Asset Management LLC, solely in its capacity as Special Servicer.

WITNESS my hand and notarial seal, subscribed and affixed to in said County and State, the day and year in this certificate above written.

Notary Public

My Commission Expires:
(Affix Notarial Seal)

C-2

EXHIBIT D

MASTER SERVICER INFORMATION

D-1

EXHIBIT E

FORM OF ALLONGE

ALLONGE TO FIXED RATE NOTE

(Northridge Center I & II)

This Allonge to Fixed Rate Note is attached to and made a part of that certain Fixed Rate Note:

Dated:	January 27, 2005

Made By:	For 1031 Northridge LLC, an Idaho limited liability company

To:	Citigroup Global Markets Realty Corp., a New York corporation

In the Original Principal Amount of:	$13,740,000.00

Which Fixed Rate Note has been previously endorsed to LaSalle Bank N.A., as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3, without recourse, by that certain Allonge which is attached to said Fixed Rate Note.

Pay to the order of KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company, WITHOUT REPRESENTATION, WARRANTY OR RECOURSE.

Date:                      , 2010

Bank of America, N.A., as successor by merger to LaSalle Bank N.A., as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3

By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer

By:

Name:

Title:

E-1

EXHIBIT F

TRANSFER OF PROOF OF CLAIMS

FOR VALUE RECEIVED, in connection with that certain Loan Sale Agreement dated and effective as of December         , 2010, by and between Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3 (“Seller”), and KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company (“Buyer”), Seller hereby absolutely and unconditionally sells, transfers and assigns to Buyer, its successors and assigns, as of the date referenced below, all of Seller’s right, title and interest in and to (a) Proof of Claim Number 14307 (“POC 14307”), which was filed by or on behalf of Seller against DBSI, Inc., a debtor in Case No. 08-12687, under title 11 of the United States Code 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Delaware Bankruptcy Court”); and (b) Proof of Claim Number 14318 (“POC 14318”), and together with POC 14307, the “DBSI Claims”), which was filed by or on behalf of Seller against DBSI Northridge LeaseCo LLC (“DBSI Northridge”, and together with DBSI, Inc., “DBSI”), a debtor in Case No. 08-12763, under the Bankruptcy Code in the Delaware Bankruptcy Court, including without limitation, (i) all of Seller’s right, title and interest in all agreements, instruments, invoices and other documents evidencing, or relating to the DBSI Claims; (ii) all of Sellers’s right to receive principal, interest, fees, expenses, damages, penalties and other amounts in respect of or in connection with any of the foregoing; and (iii) voting and other rights and benefits arising from, under or relating to any of the foregoing receivables, including, without limitation, all of Seller’s rights to receive cash, securities, instruments and/or other property or distributions issued in connection with any of the foregoing under the Bankruptcy Code or otherwise.

Seller hereby waives any objection to the transfer of the DBSI Claims to Buyer on the books and records of DBSI and the Bankruptcy Court, and hereby waives to the fullest extent permitted by law any notice or right to receive notice of a hearing pursuant to Rule 3001(e) of the Federal Rules of Bankruptcy Procedure, the Bankruptcy Code, applicable local bankruptcy or court rules or applicable law, and consents to the substitution of Seller by Buyer for all purposes in the DBSI Claims, including, without limitation, for voting and distribution purposes with respect to the DBSI Claims.

Buyer may file a notice of transfer with the Bankruptcy Court pursuant to Federal Rule of Bankruptcy Procedure 3001(e), including this Agreement. Seller acknowledges and understands, and hereby stipulates, that an order of the Bankruptcy Court may be entered without further notice to Seller transferring to Buyer the DBSI Claims, recognizing Buyer as the sole owner and holder of the DBSI Claims, and directing that all payments or distributions of money or property in respect of the DBSI Claims be delivered or made to Buyer.

Seller shall promptly remit any actual receipt of cash payments, distributions or proceeds received by Seller in respect of the DBSI Claims to Buyer.

[Signature Page Follows]

F-1

Dated: December         , 2010.

SELLER:

Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as Trustee for the Registered Holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3

By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer

By:

Name:

Title:

F-2